UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2015

INLAND AMERICAN REAL ESTATE TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51609	34-2019608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2809 Butterfield Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 20, 2015, Inland American Real Estate Trust, Inc. (the “Company”) and Xenia Hotels & Resorts, Inc. (“Xenia”), a subsidiary of the Company, entered into a separation and distribution agreement (the “Separation and Distribution Agreement”) to effect the separation of Xenia from the Company, and to provide for the allocation between the Company and Xenia of the Company’s and its subsidiaries’ assets, liabilities and obligations attributable to periods prior to, at and after the separation. This agreement will also govern the distribution of 95% of Xenia’s common stock to the holders of record of Inland American common stock to occur after the separation (the “Spin-Off”) and set forth the framework of the relationships between the Company and Xenia after the Spin-Off.

The material terms of the Separation and Distribution Agreement are summarized below, which summary is qualified in its entirety by the Separation and Distribution Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Pursuant to the Separation and Distribution Agreement, the assets and liabilities of the Company and its subsidiaries (including Xenia) relating to the “Xenia Business,” which consists of the business, operations and activities relating primarily to 46 premium full service, lifestyle and urban upscale hotels and a majority interest in two hotels under development currently owned by subsidiaries of Inland American and any other hotels previously owned by the Company or its subsidiaries prior to the separation, other than the 52 suburban select service hotels that were sold by the Company and its subsidiaries on November 17, 2014 (the “Suburban Select Service Portfolio”), will be assigned to and assumed by Xenia. All other assets and liabilities relating to the business and operations of the Company and its subsidiaries prior to the separation, including those relating to the Suburban Select Service Portfolio, will be retained by the Company.

Notwithstanding the foregoing, Xenia has agreed to assume the first $8 million of liabilities (including any related fees and expenses) incurred following the distribution relating to, arising out of or resulting from the ownership, operation or sale of the Suburban Select Service Portfolio and that relate to, arise out of or result from a claim or demand that is made against Xenia or the Company by any person who is not a party or an affiliate of a party to the Separation and Distribution Agreement, other than liabilities arising from the breach or alleged breach by the Company of certain fundamental representations made by the Company to the third party purchasers of the Suburban Select Service Portfolio. Xenia has also agreed to assume and indemnify the Company for certain tax liabilities attributable to the Suburban Select Service Portfolio. As part of Xenia’s working capital at the time of distribution, the Company has agreed to leave Xenia with cash estimated to be sufficient to satisfy such tax obligations.

The Separation and Distribution Agreement also governs the rights and obligations of the parties regarding the distribution following the completion of the separation. Subject to the satisfaction or waiver of the conditions set forth in the Separation and Distribution Agreement, on the distribution date, the Company will distribute 95% of the shares of Xenia common stock held by the Company to holders of the Company common stock as of the close of business on the record date on a pro rata basis. The Company has agreed, subject to the conditions described above, to direct the distribution agent to distribute, on the distribution date, to each holder of Company common stock on the record date, one share of Xenia common stock for every eight shares of Company common stock held by such holder. Stockholders will receive cash in lieu of any fractional shares.

The Separation and Distribution Agreement also provides that Xenia and its affiliates will release and discharge the Company and its affiliates from all liabilities existing or alleged to have existed at or before the separation, other than certain specified matters, including (i) liabilities expressly assumed by the Company in the Separation and Distribution Agreement, the Transition Services Agreement to be entered into by the Company and Xenia (the “Transition Services Agreement”), the Employee Matters Agreement to be entered into by the Company and Xenia (the “Employee Matters Agreement) and the Indemnity Agreement, dated as of August 8, 2014, by and between the Company and Xenia (the “Indemnity Agreement”) and (ii) liabilities arising pursuant to indemnification or contribution obligations set forth in such agreements. Similarly, the Separation and Distribution Agreement also provides that the Company and its affiliates will release and discharge Xenia and its affiliates from all liabilities existing or alleged to have existed at or before the separation, other than certain specified matters, including (i) liabilities expressly assumed by the Company in the Separation and Distribution Agreement, Transition Services Agreement, Employee Matters Agreement and Indemnity Agreement and (ii) liabilities arising pursuant to indemnification or contribution obligations set forth in such agreements. These releases will not extend to obligations or liabilities under any agreements between the parties that remain in effect following the separation, which agreements include, but are not limited to, the Separation and Distribution Agreement, Transition Services Agreement, Employee Matters Agreement, and certain other agreements executed in connection with the separation.

Pursuant to the Separation and Distribution Agreement, Xenia has agreed to indemnify, defend and hold harmless the Company and its affiliates and each of their respective current or former stockholders, directors, officers, agents and employees and their respective heirs, executors, administrators, successors and assigns from and against all liabilities relating to, arising out of or resulting from (i) the liabilities assumed by Xenia in the Separation and Distribution Agreement, Transition Services Agreement and Employee Matters Agreement, (ii) any breach by Xenia or any of its subsidiaries of the Separation and Distribution Agreement, Transition Services Agreement and Employee Matters Agreement,

and (iii) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in the registration statement on Form 10 filed by Xenia with the Securities and Exchange Commission, as amended, and the information statement filed therewith, or in the roadshow presentation, other than specified information relating to and provided by the Company (the “Specified Inland American Information”). Similarly, the Company has agreed to indemnify, defend and hold harmless Xenia and its affiliates and each of their respective current or former stockholders, directors, officers, agents and employees and their respective heirs, executors, administrators, successors and assigns from and against all liabilities relating to, arising out of or resulting from (i) the liabilities assumed by the Company in the Separation and Distribution Agreement, Transition Services Agreement and Employee Matters Agreement, (ii) any breach by the Company or any of its subsidiaries of the Separation and Distribution Agreement, Transition Services Agreement and Employee Matters Agreement and (iii) the Specified Inland American Information. The Company and Xenia will not be deemed to be affiliates of the other for purposes of determining the above described indemnification obligations.

Xenia has also agreed to indemnify the Company against all taxes related to Xenia, its subsidiaries (including taxes of Xenia’s subsidiaries attributable to the Suburban Select Service Portfolio), business and assets, including taxes attributable to periods prior to the separation and distribution and certain taxes that may be imposed on the Company as a result of transactions with Xenia’s taxable REIT subsidiary and its subsidiaries that were not conducted on an arm’s-length basis. The Company has agreed to indemnify Xenia for any taxes attributable to the Company’s failure to qualify as a REIT, unless such failure was wholly or primarily attributable to Xenia, its subsidiaries, business, or assets. The Company has also agreed to make a section 336(e) election with respect to the separation and distribution if Xenia determines that such an election should be made.

In addition, at or prior to the separation, to the extent directed by the Company in its discretion, Xenia shall have distributed to the Company all cash held by Xenia or any of its subsidiaries, other than (i) the amount of the $125 million capital contribution and the additional $16.0 million capital contribution to be made by the Company to Xenia, and (ii) the following amounts, which may be, or be based upon, estimates, and shall be calculated by the Company in its sole discretion based on information available to it prior to the separation: (A) a minimum of $50 million of unrestricted cash, (B) cash held in restricted escrows and lodging furniture, fixtures and equipment reserves (provided, that certain amounts of such reserves shall be distributed following the separation to the extent required by the Separation and Distribution Agreement), (C) sufficient funds to pay the fees and expenses related to the separation as provided for in the Separation and Distribution Agreement, to the extent that any such fees and expenses are not reimbursed at or prior to the separation, and (D) sufficient funds to pay the reasonably anticipated taxes (after taking into account any actual and estimated tax payments made) (x) attributable to the separation for which Xenia is liable for pursuant to the Separation and Distribution Agreement, (y) incurred by Xenia and its subsidiaries as a result of distributions of cash or properties by such entities prior to the separation, and (z) attributable to the operations of Xenia, the Xenia subsidiaries, the Xenia business and the Xenia assets for the period prior to the separation for which Xenia is liable pursuant to the Separation and Distribution Agreement. Xenia and the Company have agreed that the amounts described in the foregoing clauses (A), (B), (C) and (D) shall be based upon information available prior to the separation, which may include estimated amounts, and determined by the Company in its sole discretion, and that nothing in the Separation and Distribution Agreement shall obligate either Xenia or the Company to pay any amounts to the other following the separation, even if such amounts, or estimates upon which such amounts are based, are later determined to be incorrect.

In addition, the Company and Xenia have agreed not to solicit or hire the employees of the other for a period of one year following the separation. Otherwise, the parties have explicitly agreed that there will be no restrictions on post-closing competitive activities. Other matters governed by the separation and distribution agreement include access to financial and other information, confidentiality, access to and provision of records and general litigation support.

In the event of any dispute arising out of the Separation and Distribution Agreement, Transition Services Agreement or Employee Matters Agreement, the Company and Xenia have agreed to negotiate in good faith for 30 days to resolve such dispute. If the Company and Xenia are unable to resolve disputes in this manner within 30 days, the disputes will be resolved through binding arbitration.

The Separation and Distribution Agreement provides that it may be terminated at any time prior to the distribution date in the sole discretion of the Company without the approval of any person. In the event of a termination of the Separation and Distribution Agreement, no party, nor any of its directors, officers, or employees, will have any liability of any kind to the other party or any other person.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2014 Annual Cash Bonus Awards

On January 20, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved the payment of annual bonuses to certain employees of Xenia, including to Marcel Verbaas, President and Chief Executive Officer of Xenia, in an amount equal to $900,000, and to Barry A.N. Bloom, Executive Vice President and Chief Operating Officer of Xenia, in

an amount equal to $460,000, based on its review of company performance and each executive’s individual performance under the Company’s annual bonus plan for the 2014 fiscal year applicable to employees of Xenia.

Partial Acceleration and Adjustment of Share Unit Awards

On January 20, 2015, in connection with the sale of the Suburban Select Service Portfolio and other intercompany transfers and transactions involving Xenia that affected the equity value of the Company’s lodging portfolio, the Compensation Committee, as the current administrator of the Xenia Hotels & Resorts, Inc. 2014 Share Unit Plan (the “Share Unit Plan”), approved (i) the accelerated vesting and cash settlement of a portion of the “annual” share unit awards previously granted to Mr. Verbaas and Mr. Bloom under the Share Unit Plan, and (ii) an adjustment to the number of share units subject to all share unit awards outstanding under the Share Unit Plan, including those held by Mr. Verbaas and Mr. Bloom. The aggregate amounts payable to Mr. Verbaas and Mr. Bloom in connection with the partial acceleration and cash settlement of their “annual” share unit awards are $330,609 and $191,753, respectively.

Item 8.01.	Other Events.

On January 20, 2015, the Company issued a press release announcing that the Board of Directors of the Company has authorized the distribution of 95% of the outstanding Xenia common stock to holders of record of Company common stock as of the close of business on January 20, 2015 (the “Record Date”). Each holder of record of Inland American common stock will receive one share of Xenia common stock for every eight shares of Company common stock held at the close of business on the Record Date. The distribution of Xenia common stock is expected to occur on February 3, 2015. The Company’s stockholders will receive cash in lieu of any fractional shares they would otherwise be entitled to receive in the distribution. A copy of the Company’s press release is attached as Exhibit 99.2 and incorporated herein by reference.

In connection with the planned Spin-Off of Xenia from the Company, on or about January 23, 2015, the information statement attached hereto as Exhibit 99.1 will be mailed to holders of record of Company common stock at the close of business on the Record Date.

The completion of the Spin-Off is subject to the satisfaction of certain conditions as further described in the Separation and Distribution Agreement. One such condition, the effectiveness of Xenia’s registration statement on Form 10, as filed with the Securities and Exchange Commission, occurred on January 20, 2015.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Separation and Distribution Agreement by and between Inland American Real Estate Trust, Inc. and Xenia Hotels & Resorts, Inc., dated as of January 20, 2015.

99.1	Information Statement of Xenia Hotels & Resorts, Inc. dated January 20, 2015.

99.2	Press Release of Inland American Real Estate Trust, Inc., dated as of January 20, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

Date: January 23, 2015	By:	/s/ Jack Potts
	Name:	Jack Potts
	Title	Executive Vice President – Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Separation and Distribution Agreement by and between Inland American Real Estate Trust, Inc. and Xenia Hotels & Resorts, Inc., dated as of January 20, 2015.

99.1	Information Statement of Xenia Hotels & Resorts, Inc. dated January 20, 2015.

99.2	Press Release of Inland American Real Estate Trust, Inc., dated as of January 20, 2015.